SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement              [ ]  Confidential, For Use of the Commission
[X]  Definitive Proxy Statement                       Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                           BENCHMARK BANKSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5)  Total fee paid:

--------------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided in Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

--------------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3)  Filing Party:

--------------------------------------------------------------------------------
     (4)  Date Filed:

--------------------------------------------------------------------------------

                           BENCHMARK BANKSHARES, INC.
                             100 South Broad Street
                            Kenbridge, Virginia 23944


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held on April 18, 2002


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Benchmark Bankshares, Inc. (the "Company") will be held in the lobby of Benchmark Community Bank (the "Bank"), 100 South Broad Street, Kenbridge, Virginia on April 18, 2002, at 7:30 p.m. for the following purposes:

I. To elect three (3) directors for a term of three (3) years or until their respective successors are elected and qualified;

II. To transact such other business as may properly come before the meeting. Management is not aware of any other business, other than procedural matters incident to the conduct of the meeting.


     The Board of Directors has fixed the close of business on March 1, 2002, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.


                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Wayne J. Parrish
                                       Secretary


Kenbridge, Virginia
March 18, 2002

________________________________________________________________________________

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED, REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
________________________________________________________________________________

                           BENCHMARK BANKSHARES, INC.
                             _______________________

                                 PROXY STATEMENT
                                  ____________


                         ANNUAL MEETING OF SHAREHOLDERS

                                 April 18, 2002


                               GENERAL INFORMATION


     This Proxy Statement is furnished to holders of common stock, $0.21 par value per share ("Common Stock"), of Benchmark Bankshares, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company to be used at the Annual Meeting of Shareholders to be held on April 18, 2002 at 7:30 p.m. in the lobby of Benchmark Community Bank (the "Bank"), 100 South Broad Street, Kenbridge, Virginia 23944, and any adjournment thereof (the "Annual Meeting").

     The principal executive offices of the Company are located at 100 South Broad Street, Kenbridge, Virginia. The approximate date on which this Proxy Statement, the accompanying proxy form, and Annual Report to Shareholders (which is not part of the Company's soliciting materials) are being mailed to the Company's shareholders is March 18, 2002.

Voting and Revocability of Proxy

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained thereon. If no contrary instructions are given, each proxy will be voted FOR the slate of director nominees and FOR any other proposals designated in the proxy. Any shareholder giving a proxy has the power to revoke it any time before it is exercised by (i) filing written notice thereof with the Secretary of the Company (Wayne J. Parrish, Secretary, Benchmark Bankshares, Inc., P. O. Box 569, Kenbridge, Virginia 23944); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting or at any adjournment thereof and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

Persons Making the Solicitation

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies in person or by telephone. Also the Company will request banks, brokers and other custodians, nominees and fiduciaries to send proxy materials to the beneficial owners and to secure their voting instructions, if necessary. The Company, upon request, will reimburse such fiduciaries for their expenses in so doing.

Voting Securities

     Only shareholders of record at the close of business on March 1, 2002 (the "Record Date") will be entitled to vote at the Annual Meeting. On the Record Date, there were 2,957,199.52 shares of Common Stock issued and outstanding and 943 record holders. Of this number of shares issued and outstanding, 2,956,985 are whole shares, eligible to be voted. Each whole share of Common Stock is entitled to one vote on each matter presented at the Annual Meeting. The Company had no other class of equity securities outstanding at the Record Date.

     In the election of directors, those receiving the greatest number of votes will be elected even if they do not receive a majority. Abstentions and broker non-votes will not be considered a vote for, or a vote against, a director.


                        PROPOSAL I. ELECTION OF DIRECTORS

The Nominees

     The Company's Articles of Incorporation provide for the Board to be divided into three classes, as nearly equal in number as possible, each of which will serve for three years, with one class being elected each year. At the 2002 Annual Meeting, three directors, comprising Class A, will be nominated for election to serve until the 2005 Annual Meeting of Shareholders or until their successors are elected and qualified.

     There is set forth below as to each of the nominees certain information including name, age and business experience. The dates shown for first election as a director represent the year in which the nominee was first elected to the Board of the Company or to one of its predecessor corporations. Unless otherwise indicated, the business experience and principal occupations shown for each nominee has extended five or more years.


        Class A (to serve until the 2005 Annual Meeting of Shareholders)

          1. Earl C. Currin, Jr., age 58, a Director since 1986. Dr. Currin is Provost of the John H. Daniel Campus of Southside Virginia Community College, Keysville, Virginia. He presently serves on the Human Relations & Compensation, Technology, and Risk Management Committees of the Bank.

          2. Wayne J. Parrish, age 63, a Director since 1979. Mr. Parrish is principal of Parrish Trucking Company, Inc., Kenbridge, Virginia. He presently serves on the Policy & Planning, Loan, and Audit & Finance Committees of the Bank.

          3. Ben L. Watson, III, age 58, a Director since 1976. Mr. Watson is President and Chief Executive Officer of the Company and of the Bank. He presently serves as a member of the Executive, Technology, and Risk Management Committees of the Bank, and is an ex-officio member of the other standing committees


Election of Directors

     Unless authority is withheld in the proxy, each proxy executed and returned by a shareholder will be voted for the election of the three nominees listed above. Proxies distributed in conjunction herewith may not be voted for persons other than the nominees named thereon. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee or nominees recommended by the Board. All of the nominees listed above have consented to be nominated and to serve if elected, and at this time, the Board knows of no reason why any of the nominees listed above may not be able to serve as a director if elected. The proxy also confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other matter that may properly come before the meeting.

         THE BOARD RECOMMENDS THAT THE NOMINEES BE ELECTED AS DIRECTORS.


                         DIRECTORS CONTINUING IN OFFICE

     There are seven directors whose present terms of office will continue until 2003 or 2004, as indicated below, or until their respective successors are duly elected and qualified. Each has served continuously since the year he joined the Board. Unless otherwise indicated, the business experience and principal occupations shown for each nominee has extended five or more years.

        Class B (to serve until the 2003 Annual Meeting of Shareholders)

          1. R. Michael Berryman, age 61, a Director since 1978. Mr. Berryman is a pharmacist and is a principal of Pharmacy Associates, Inc., Kenbridge, Virginia. He presently serves as Chairman of the Board of the Company and of the Bank, is a member of the Executive Committee of the Bank, and is an ex-officio member of the other standing committees.

          2. William J. Callis, age 59, a Director since 1989. Mr. Callis is a principal of Kenbridge Construction Co., Inc., Kenbridge, Virginia. He presently serves as Vice Chairman of the Board, is a member of the Executive, and Bank Properties Committees of the Bank, and is an ex-officio member of the other standing committees.

          3. Earl H. Carter, Jr., age 53, elected as a Director in 2000. Mr. Carter is a principal of Taylor-Forbes Equipment Company, Inc., Farmville, Virginia. He presently serves as a member of the Loan, Technology, and Risk Management Committees of the Bank.

          4. C. Edward Hall, age 61, a Director since 1971. Mr. Hall is a pharmacist and is a partner in Victoria Drug Company, Victoria, Virginia. He presently serves as a member of the Loan, Policy & Planning, and Risk Management Committees of the Bank.

        Class C (to serve until the 2004 Annual Meeting of Shareholders)

          1. Lewis W. Bridgforth, age 62, a Director since 1971. Dr. Bridgforth is a physician in private general practice in Victoria, Virginia. He presently serves on the Policy & Planning, Human Relations & Compensation, and Audit & Finance Committees of the Bank.

          2. J. Ryland Hamlett, age 59, a Director since 1986. Mr. Hamlett retired in 1997 as Manager of Human Resources for Southside Electric Cooperative, Crewe, Virginia. He presently serves on the Audit & Finance, Human Relations & Compensation, and Loan Committees of the Bank.

          3. Mark F. Bragg, age 40, a Director since 1999. Mr. Bragg is a principal of Atlantic Medical, Inc., South Hill, Virginia. He presently serves on the Audit & Finance, Bank Properties, and Technology Committees of the Bank.

            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE MANAGEMENT

     The following table sets forth information as of March 1, 2002, regarding the beneficial ownership of the Company's Common Stock by (i) all directors and nominees and (ii) its executive officers, and (iii) by all directors and executive officers as a group. For the purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities and Exchange Act of 1934 (the "Exchange Act"), as amended, under which, in general, a person is deemed to be a beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose or direct disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.

Name of Director, Nominee                           Number of Shares and Nature of    Percent of Class
       or Executive Officer                           Beneficial Ownership Shares       *Less than 1%
-------------------------------------------------   -------------------------------  -------------------
R. Michael Berryman                                          83,113.704 (1)                  2.81%
Mark F. Bragg                                                 2,397.409 (2)                    *
Lewis W. Bridgforth                                          35,680.657 (3)                  1.21%
William J. Callis                                            32,620.974 (4)                  1.11%
Earl H. Carter, Jr.                                             755.000                        *
Earl C. Currin, Jr.                                          13,178.000                        *
C. Edward Hall                                               36,185.037 (5)                  1.23%
J. Ryland Hamlett                                            44,977.000 (6)                  1.52%
Wayne J. Parrish                                             28,878.872 (7)                    *
Ben L. Watson, III                                           23,471.508 (8)                    *
Janice W. Pernell                                            11,536.375                        *
Michael O. Walker                                            52,000.000                      1.76%
All Directors and Executive Officers as a Group             364,794.536                     11.74%
                  (12 persons)

(1) Includes 2,114.494 shares held jointly with Mr. Berryman's wife and 45,073.704 shares owned solely by her.

(2)  Includes 97.409 shares held jointly with Mr. Bragg's wife.

(3)  Includes 20,337.218 shares owned solely by Dr. Bridgforth's wife.

(4)  Includes 21,640.644 shares held jointly with Mr. Callis's wife.

(5) Includes 260 shares owned solely by Mr. Hall's wife, and 5,040 shares held jointly with his mother.

(6) Includes 17,128 shares held as trustee for the John A. Cordle Family Trust and 17,128 shares held as trustee for the Mary F. Cordle Revocable Trust.

(7) Includes 6,971.168 shares held jointly with Mr. Parrish's wife, and 7,419.035 shares owned solely by her.

(8)  Includes 457.508 shares owned solely by Mr. Watson's wife.

Section 16(a) Beneficial Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership of Common Stock with the Securities and Exchange Commission. Such persons are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company, the Company believes that all applicable
Section 16(a) filing requirements were satisfied for events and transactions that occurred in 2001.


                          THE BOARD AND ITS COMMITTEES

     Meetings of the Board are held regularly each month, including an organizational meeting following the conclusion of the Annual Meeting of Shareholders. The Board held twelve meetings in the year ended December 31, 2001. For such year, none of the Company's ten directors attended fewer than 75% of the aggregate number of Board Meetings and meetings of committees of which the respective directors are members.

     The Board of Directors has, among others, a Nominating Committee, an Audit & Finance Committee, and a Human Relations & Compensation Committee.

Nominating Committee

     Since the 2001 Annual Meeting, the Nominating Committee has consisted of Messrs. Bridgforth, Hall, and Carter. The duties of this committee are to advise the Board with respect to the nomination of directors. It recommends candidates to the Board as nominees for election at the Annual Meeting. Directors are selected on the basis of recognized achievements and their ability to bring skills and experience to the deliberations of the Board. The Nominating Committee met once and recommended the nominees named herein. The Company's By-Laws provide, however, that shareholders entitled to vote for the election of directors may name nominees for election to the Board. In order for such a nomination to be effective, a nominating shareholder must strictly comply with the applicable provisions of the Bylaws, which include: (a) such nomination shall be made at a meeting of shareholders; (b) the nominating shareholder shall give notice to the Company, which notice shall be received by the Company not less than 60 days nor more than 90 days prior to the shareholders' meeting, provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the nominating shareholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made; and (c) the nominating shareholder's notice shall set forth (i) as to each director nominee proposed by the shareholder, the name, age, business address and residence of such nominee, the principal occupation or employment of such nominee, the class and number of shares of the Company beneficially owned by the nominee and any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, pursuant to Regulation 14A under the Exchange Act, and (ii) as the nominating shareholder, his or her name and address as they appear on the Company's books and the class and number of shares of the Company which are beneficially owned by such shareholder.

Audit & Finance Committee

     The Audit & Finance Committee (the "Audit Committee") consists of Messrs. Bragg, Bridgforth, Hamlett, and Parrish. The responsibilities of the Audit Committee are discussed below under "Auditors." The Audit Committee met five times during the year ended December 31, 2001.

Human Relations & Compensation Committee

     The Human Relations & Compensation Committee consists of Messrs. Bridgforth, Currin, and Hamlett. It is responsible for reviewing, and making recommendations with respect to, the compensation of all employees of the Company. This committee met six times during the past fiscal year.


                                 DIRECTORS' FEES

     No fees are paid to Directors for service on the Board of the Company. During 2001, for service on the board of directors of the Bank, a fee was paid to each Director in the amount of $250 for each Bank board meeting attended and, except for Mr. Watson, $175 for each Bank board committee meeting attended during the year.

     Effective April 20, 1995, the Company adopted the Outside Directors' Stock Option Plan (the "Outside Directors' Plan"). On October 2, 1997, the Common Stock split two-for-one (the "Stock Split"), and pursuant to Section 3(d) of the Outside Directors' Plan, the Board of Directors increased the maximum aggregate number of shares of Common Stock that may be issued pursuant to the Outside Directors' Plan from 40,000 shares to 80,000 shares. The Outside Directors' Plan is administered by a committee appointed by the Board of Directors, and the Plan will terminate on March 16, 2005, unless terminated earlier by the Board.

     When the Company's shareholders approved the Outside Directors' Plan on April 15, 1995, each outside director then serving on the Board received an award of a stock option to purchase three thousand (3,000) shares of the Common Stock on the effective date of the Outside Directors' Plan. Thereafter, any outside director elected to the Board who had not previously received such an award will automatically be granted an award consisting of a stock option to purchase three thousand (3,000) shares, except that following the two-for-one stock split on October 2, 1997, the number of shares already granted to directors became 6,000, and the number of shares to be granted to any newly-elected directors became 6,000. Concurrent with the Stock Split and pursuant to Section 3(d) of the Outside Directors' Plan, the Board adjusted the exercise price of stock options granted under the Outside Directors' Plan from the Fair Market Value (as defined therein) of the Common Stock, plus $1.00, on the date of the grant, to the Fair Market Value, plus $0.50, on the date of the grant. Each stock option is granted for a term of ten years and is first exercisable on the date which is one year from the date of the grant of the option. Options granted under the Outside Directors' Plan may be exercised by the outside director, by a legatee or legatees of such stock option under the outside director's last will or by his or her executors, personal representatives or distributees, by delivering to the Secretary of the Company written notice of the number of shares of Common Stock with respect to which the stock is being exercised.


                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     1. Michael O. Walker, age 51, Recording Secretary of the Company since 1983. He has also served as Senior Vice President of the Bank since 1993 with responsibility for branch administration and marketing. He joined the Bank in 1974, and previous positions include Branch Manager, Assistant Vice President and Vice President.

     2. Janice W. Pernell, age 55, Cashier and Treasurer of the Company since 1985. She has served as Senior Vice President, Cashier, Assistant Secretary and Compliance Officer for the Bank since 1993. She joined the bank in 1971, and previous positions include Operations Officer, Assistant Vice President and Vice President.


                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table shows, for the fiscal years ended December 31, 2001, 2000, and 1999, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer of the Company in all capacities in which he served, and to other Executive Officers whose total compensation exceeded $100,000 in any of the three years:

                           SUMMARY COMPENSATION TABLE

                            --------------------Annual Compensation-----------------------

                                                                               Other
Name and                                                Incentive              Annual              All Other
Principal Position          Year         Salary           Bonus             Compensation          Compensation
---------------------       ----        --------         -------          ----------------       --------------
Ben L. Watson, III,         2001        $121,812         $22,022                  *                   None
  President and             2000        $116,004         $24,039                  *                   None
  Chief Executive           1999        $116,004         $21,442                  *                   None
  Officer

Michael O. Walker,          2001         $89,268         $15,835                  *                   None
  Senior Vice Presi-        2000         $85,008         $16,709                  *                   None
  dent                      1999         $85,008         $15,167                  *                   None

Janice W. Pernell ,         2001         $89,268         $15,835                  *                   None
  Senior Vice Presi-        2000         $85,008         $16,709                  *                   None
  dent                      1999         $85,008         $15,167                  *                   None

                                                                     * Did not exceed $50,000


Stock Options and Option Exercises and Holdings

     No stock options were granted to the executive officers named in the summary table during the fiscal year ended December 31, 2001. The following table sets forth information with respect to the value of all stock options held by such officers as of the end of the fiscal year:

         Exercises in Last Fiscal Year and Fiscal Year End Option Values

                                      Shares                   Number of Securities Under-         Value of Unexercised
                                     Acquired                   lying Unexercised Options          In-the-Money Options
                                        on         Value          at Fiscal Year End (1)           at Fiscal Year End (2)
Name                                 Exercise     Realized     Exercisable   Unexercisable      Exercisable   Unexercisable
-----                                --------     --------     -----------   -------------      -----------   -------------
Ben L. Watson, III, President           0            $0           6,000            0              $15,720          $0
  and Chief Executive Officer

Michael O. Walker, Senior               0            $0           6,000            0              $15,720          $0
  Vice President

Janice W. Pernell, Senior               0            $0           5,850            0              $15,327          $0
  Vice President


(1) The options were granted on March 16, 1995. The options became vested and exercisable on March 16, 1996.

(2) The value of the unexercised options at fiscal year end is calculated by determining the difference between the fair market value of the Common Stock on December 31, 2001 and the exercise price of such options. The average of the high and low sales prices of the Common Stock of the Company on December 31, 2001, as reported by the OTC Bulletin Board, was $10.00.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Under rules established by the Commission, the Company is required to provide certain information with respect to the compensation and benefits provided to the Company's Chief Executive Officer, Ben L. Watson, III, and the other Named Executive Officers. The following report of the Compensation Committee of the Board addresses the Company's compensation policies in effect during 2001.

Role of Compensation Committee

     Decisions on compensation of certain executive officers of the Company are made by the Compensation Committee of the Board of Directors. The Compensation Committee is responsible for reviewing and making recommendations with respect to the compensation of all employees of the Company and recommends to the Board of Directors such other forms of remuneration as the Company deems appropriate. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reported to the full Board of Directors.

     The following is the text of the report adopted by the Compensation Committee with respect to executive compensation for 2001.

Executive Compensation Policies

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, recognize individual initiative and achievement and assist the Company in attracting and retaining highly qualified executives. They provide for competitive base salaries which reflect individual performance and level of responsibility, annual bonuses payable in cash on the basis of Company financial success, individual merit and achievement in obtaining annual performance goals and long-term stock-based incentive opportunities which strengthen the mutuality of interests between management and the Company's shareholders.

     In furtherance of its responsibility to determine executive compensation, the Compensation Committee annually, or more frequently, reviews the Company's executive compensation program. The Compensation Committee evaluates the salaries and compensation structures of executive officers of peer companies in the industry in order to establish general parameters within which it may fix competitive compensation for its executive officers. The Compensation Committee then determines the appropriate salary and management incentive opportunity for each executive officer using a number of factors, including the executive officer's individual duties and responsibilities in the Company, tenure, his or her relative importance to the overall success of the Company's short- and long-term goals and attainment of individual performance goals, if appropriate.

2001 Base Salaries and Annual Incentives

     In 2001, Ben L. Watson, III, Chief Executive Officer, received a base salary of $121,812. This annual base salary was set based on Mr. Watson's individual duties and responsibilities, his tenure, and salaries paid to the chief executive officers of the Company's peer group companies. In addition, Mr. Watson is to receive an annual incentive bonus as established and modified from time to time by the Committee. In awarding the annual incentive bonus to Mr. Watson for 2001 the Committee considered his individual merit and achievement in attaining annual performance goals, the Company's financial success and Mr. Watson's leadership in strategically focusing the Company. Mr. Watson is also entitled to receive stock option awards as determined by the Company. Of the incentive bonus awarded for the year of 2000, 75% was paid to Mr. Watson in 2000, and the final 25%, or $6,613, was paid in February, 2001 upon receipt of audited financial statements for the year. On December 15, 2001, the Compensation Committee awarded Mr. Watson an incentive bonus of $20,545, based on profitability projections for the year of 2001, 75% of which, or $15,409, was paid in December of 2001. Thus, total incentive bonus payments to Mr. Watson during calendar year 2001 amounted to $22,022.

     No stock options were granted to any of the executive officers during the fiscal year ended December 31, 2001.

  SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

                       J. Ryland Hamlett
                       Lewis W. Bridgforth
                       Earl C. Currin, Jr.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Ben L. Watson, III, Chief Executive Officer, serves as an ex-officio member of the Board's committees, including the Compensation Committee.


                               SHAREHOLDER RETURN

     The Company is subject to the rules of the Securities and Exchange Commission that require certain public companies to present a graph of total investment return in their annual proxy statements. The graph below compares the yearly percentage change in the Company's cumulative total shareholder return with the cumulative total return of the Nasdaq Stock Market Index which is a broad equity market index, and the Nasdaq National Market ("Nasdaq/NM") Bank Index, assuming that investments of $100 were made on December 31, 1996, and that dividends were reinvested.


                              [PERFORMANCE GRAPH]




                                                1996        1997        1998        1999        2000        2001
                                                ----        ----        ----        ----        ----        ----
Benchmark Bankshares, Inc. Performance Index   $100.00     $182.84     $162.90     $128.35     $111.19     $120.12
Nasdaq Stock Market Index                      $100.00     $121.64     $169.84     $315.20     $191.36     $151.07
Nasdaq/NM Bank Index                           $100.00     $163.59     $144.33     $132.81     $152.30     $167.64

                              CERTAIN TRANSACTIONS

     Some of the directors and officers of the Company and some of the corporations and firms with which these individuals are associated are also customers of the Company in the ordinary course of business, or are indebted to the Company with respect to loans, and it is anticipated that some of the persons, corporations and firms will continue to be customers of, and indebted to, the Company on a similar basis in the future. All loans extended to such persons, corporations and firms were made in the ordinary course of business, did not involve more than normal collection risk or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Bank transactions with unaffiliated persons. No such loan as of December 31, 2001, was non-accruing, past due or restructured. At December 31, 2001, the aggregate amount of loans outstanding to all directors and executive officers of the Company and members of their immediate families was approximately $5,540,819 representing 23.6% of the total equity of the Company. Also as of December 31, 2001, only one director, W. J. Callis, had aggregate outstanding loans in excess of 5% of shareholders' equity, which total of loans amounted to $3,321,515 as of that date.

     Management is not aware of any arrangements which may at a subsequent date result in a change in control of the Company.

     Management of the Company is not aware of any material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficial owner of more than five percent of the Company's Common Stock, or any associate of any such director, officer, affiliate of the Company, or shareholder is a party adverse to the Company or the Bank or has a material interest adverse to the Company.

                                    AUDITORS

     Creedle, Jones & Alga, P.C., of South Hill, Virginia ("Creedle, Jones"), served as the Company's independent auditors for the year ended December 31, 2001. Representatives from Creedle, Jones will be present at the Annual Meeting and will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

Audit Fees

     The aggregate fees billed for professional services rendered by Creedle, Jones for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and for the reviews of the financial statements in the Company's Quarterly Reports on Form 10-Q for that fiscal year were approximately $33,000.

Financial Information System Design and Implementation Fees

     Creedle, Jones did not perform any financial information system design or implementation work for the Company during the fiscal year ended December 31, 2001.

All Other Fees

     The aggregate fees billed for all other professional services rendered by Creedle, Jones for the fiscal year ended December 31, 2001, were approximately $2,500. The Audit Committee considered whether, and has determined that, the provision of these services is compatible with maintaining the independent auditor's independence.

Audit Committee Report

     The Audit Committee is responsible for monitoring the integrity of the Company's consolidated financial statements, its system of internal controls and the independence and performance of its internal and independent auditors. The Audit Committee also recommends to the Board the selection of the Company's independent auditors. The Board has not adopted a written charter for the Audit Committee. Each member of the Audit Committee is independent as defined by the National Association of Securities Dealers listing standards.

     Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and review these processes on behalf of the Board.

     In this context, the Audit Committee held five meetings during the past fiscal year and discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended December 31, 2001. The Audit Committee has also discussed with the independent auditors the matters required to be discussed under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees).

     The Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Creedle, Jones their independence from the Company and its management. When considering Creedle, Jones' independence, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to Creedle, Jones for audit and non-audit services.

     Based on its review and these meetings, discussions and reports, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2001 be included in the Company's Annual Report on Form 10-K for filing with the Commission. By recommending to the Board that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

                                    Audit Committee
                                    Wayne J. Parrish, Chair
                                    Mark F. Bragg
                                    Lewis W. Bridgforth
                                    J. Ryland Hamlett

                              SHAREHOLDER PROPOSALS

     Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2003 Annual Meeting of Shareholders must cause such proposal to be delivered, in proper form, to the Secretary of the Company, whose address is P. O. Box 569, 100 South Broad Street, Kenbridge, Virginia 23944, no later than November 20, 2002, in order for the proposal to be considered for inclusion in the Company's Proxy Statement. The Company anticipates holding the 2003 Annual Meeting on April 17, 2003. It is recommended that such proposals be sent by certified mail, return receipt requested.

     The Company's Bylaws also prescribe the procedure a shareholder must follow to nominate directors or to bring other business before shareholders' meetings. For a shareholder to nominate a candidate for director or to bring other business before a meeting, written notice must be received by the Company not less than 60 days and not more than 90 days prior to the date of the meeting. Based on an anticipated meeting date of April 17, 2003, for the 2003 Annual Meeting of Shareholders, the Company must receive such notice no later than February 17, 2003 and no earlier than January 18, 2003. If shareholders receive notice less than 70 days prior to the meeting or public disclosure of the meeting date is made less than 70 days prior to the meeting, written notice must be received by the Company not later than the close of business on the tenth day on which such notice of the date of the annual meeting was made or such public disclosure was made.

     Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving notice. Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefor, and other specified matters. Any shareholder may obtain a copy of the Company's Bylaws, without charge, upon written request to the Secretary of the Company.


                     ANNUAL REPORT AND FINANCIAL STATEMENTS

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2001, accompanies this Proxy Statement. Additional copies may be obtained by written request to the Treasurer of the Company at the address indicated below. Such Annual Report is not part of the proxy solicitation materials.

     UPON RECEIPT OF A WRITTEN REQUEST FROM ANY PERSON WHO, ON THE RECORD DATE, WAS RECORD OWNER OF THE COMPANY'S COMMON STOCK OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS ON SUCH DATE THE BENEFICIAL OWNER OF SUCH STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS, THE COMPANY WILL FURNISH TO SUCH PERSON, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE EXCHANGE ACT. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO MRS. JANICE W. PERNELL, TREASURER, BENCHMARK BANKSHARES, INC., P.O. BOX 569, KENBRIDGE, VIRGINIA 23944. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

     In accordance with a notice sent earlier to eligible shareholders who share a single address, the Company is sending only one annual report and proxy statement to that address unless the Company received instructions to the contrary from any shareholder at that address. This practice, known as "householding", is designed to reduce the Company's printing and postage costs. However, if a shareholder of record residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she may contact the Company by calling (434) 676-9054 or by sending a written request to (Mrs.) Janice W. Pernell, Treasurer, Benchmark Bankshares, Inc., P. O. Box 569, Kenbridge, Virginia 23944. If an eligible shareholder of record is receiving multiple copies of the Company's annual report and proxy statement, the shareholder can request householding by contacting the Company in the same manner. If a shareholder owns his or her shares through a bank, broker or other holder of record, the shareholder can request householding by contacting the holder of record.




                                  OTHER MATTERS

     The Board is not aware of any other matters that may come before the Annual Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Annual Meeting.

                                    P R O X Y
                                    ---------

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                 April 18, 2002

                           BENCHMARK BANKSHARES, INC.
                             100 South Broad Street
                            Kenbridge, Virginia 23944


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints William J. Callis and J. Ryland Hamlett, jointly and severally, as proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Benchmark Bankshares, Inc., (the "Company"), to be held on Thursday, April 18, 2002, at 7:30 p.m., local time, or any adjournments thereof, for the following purposes:

                            _                                         _
I. ELECTION OF DIRECTORS:  |_|  FOR all nominees listed below        |_|  WITHHOLD AUTHORITY
                                  (except as marked to the contrary)        to vote for all nominees

      NOMINEES:   EARL C. CURRIN, JR.    WAYNE J. PARRISH     BEN L. WATSON, III

               __________________________________________________

(INSTRUCTION: To withhold authority to vote for any individual nominee, write such nominee's name on the line above.)


II. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the shareholder. If no direction is given, this proxy will be voted FOR all nominees listed in Item I.

IMPORTANT NOTE: For this proxy to be valid, ALL PARTIES, as shown on the pre-printed label to the right, MUST SIGN. SIGNATURES MUST BE
PRECISELY as shown. In the case of Custodial ac-counts, CUSTODIAN(S), not Beneficiaries, must sign.



_____________________________  _____________________________


_____________________________  _____________________________  _____________________________
  (Signature, 1st Party)       (Signature, 2nd Party, if one) (Signature, 3rd Party, if one)


DATE:_______________________   PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT PROMPTLY
                               IN THE ENCLOSED POSTAGE-PAID ENVELOPE.    THANK YOU.
